EXHIBIT 99.1


FOR  IMMEDIATE  RELEASE


                    CONCURRENT COMPUTER CORPORATION ANNOUNCES
                SECOND QUARTER FISCAL YEAR 2004 FINANCIAL RESULTS

ATLANTA,  GEORGIA,  JANUARY  29, 2004 - Concurrent Computer Corporation (NASDAQ:
CCUR) today reported results for its second quarter of fiscal year 2004 ended December 31, 2003.

In the second quarter of fiscal 2004, Video-On-Demand (VOD) revenue from the company's VOD Division totaled $13.0 million compared to $9.8 million in the same quarter of the prior year, an increase of 33.2%. Compared to the first quarter of fiscal 2004, VOD revenue increased 25.6% from $10.4 million. Revenue from the company's Integrated Solutions Division (ISD) in the second quarter of fiscal 2004 totaled $9.6 million compared to $10.4 million in the same quarter of the prior year, a decrease of 7.2%. Compared to the first quarter of fiscal 2004, ISD revenue increased 12.6% from $8.5 million. Company-wide revenue in the second quarter of fiscal 2004 totaled $22.6 million compared to $20.1 million in the same quarter of the prior year, an increase of 12.4%. Compared to the first quarter of fiscal 2004, company-wide revenue increased 19.7%, from $18.9 million.

Net income for the period was $1.2 million or $0.02 per fully diluted share compared to a loss of $4.7 million or ($0.08) per fully diluted share in the same quarter of the prior year. Compared to the first quarter of fiscal 2004, net income doubled from $0.6 million or $0.01 per fully diluted share. Net income for the period includes a favorable impact of $1.7 million in cash or $0.02 per fully diluted share from the continued liquidation of the assets of Thirdspace Living Limited. Last year's second quarter net loss included a non-cash impairment charge of $2.9 million or $0.05 per fully diluted share related to the partial write-down of Concurrent's equity investment in Thirdspace Living Limited.

The company ended the quarter with $27.5 million in cash and cash equivalents and no bank debt.

As a result of broadening demand for the company's end-to-end VOD solution and the expanding amount of popular on-demand content, the company anticipates VOD revenue to increase to the range of $15.0 to $16.0 million in the third quarter of fiscal 2004. For the same period, revenue from ISD is expected to be in the range of $8.0 to $9.0 million. Company-wide revenues are anticipated to total between $23.0 and $25.0 million with breakeven results in the third quarter of fiscal 2004.

"We are pleased with our second quarter results from both divisions and remain encouraged by the increased level of activity we are seeing across our existing and expanding base of customers," said Jack Bryant, Concurrent president and chief executive officer. He added, "There were two notable accomplishments in the quarter. First, we expanded our VOD commercial new market footprint at Comcast, Cox, Time Warner and Mediacom and have been selected for two separate VOD trials in Asia. Second, leveraging our fourth generation products' ability to add storage separate from streams, system upgrades were robust, reflecting the increase in content made available to our customers' and consumers' increased utilization of on-demand services," said Bryant.

In the quarter, Concurrent added 7 new system deployments for a net total of 73. These commercial VOD system deployments are to many of the largest cable network operators in North America, with 49 deployments on the Motorola digital platform and 24 deployments on the Scientific-Atlanta digital platform. Concurrent's VOD customers include Adelphia, Bright House Networks, Charter, Cogeco, Comcast, Cox, Mediacom, Time Warner Cable, Videotron and others. At December 31, 2003, these cable operators had purchased video stream capacity from Concurrent of 413 thousand commercial streams for their base of 14.8 million basic subscribers, of which over 4.8 million are digital subscribers.

As previously announced, Concurrent Computer Corporation will hold a conference call to discuss its second quarter of fiscal 2004 results on January 29, 2004 at 4:30 p.m. ET which will be broadcast live over the Internet on the company's web page at http://www.ccur.com/corp_overview.asp.
          -------------------------------------

ABOUT CONCURRENT
Concurrent Computer Corporation (www.ccur.com) is a worldwide leader in providing digital VOD systems to the broadband industry and real-time computer systems for industry and government. Concurrent's VOD systems are utilized within the broadband cable, DSL, and IP-based markets. Within the digital cable market, Concurrent is a recognized leader, currently serving nine of the largest network operators in 73 markets with over 4.8 million digital subscribers. Concurrent's proven technology provides a flexible, comprehensive, robust solution for HFC, DSL, and IP-based networks. The company's powerful and scalable VOD systems are based on open standards and are integrated with the leading broadband technologies. Concurrent is also a leading provider of high-performance, real-time computer systems, solutions, and software that focus on hardware-in-the-loop and man-in-the-loop simulation, data acquisition, and industrial control systems for commercial and government markets.

Concurrent has over 37 years of experience in real-time technology and provides its best of breed solutions through offices in North America, Europe, Asia, and Australia.

Certain statements made or incorporated by reference in this release may constitute "forward-looking statements" within the meaning of the federal securities laws. When used or incorporated by reference in this release, the words "believes," "expects," "estimates," "anticipates," and similar expressions are intended to identify forward-looking statements. Statements regarding future events and developments and our future performance, as well as our expectations, beliefs, plans, estimates, or projections relating to the future, are forward-looking statements within the meaning of these laws. All forward-looking statements are subject to certain risks and uncertainties that could cause actual events to differ materially from those projected. The risks and uncertainties which could affect our financial condition or results of operations include, without limitation: our ability to keep our customers satisfied, availability of video-on-demand content; delays or cancellations of customer orders; changes in product demand; economic conditions; various inventory risks due to changes in market conditions; uncertainties relating to the development and ownership of intellectual property; uncertainties relating to our ability and the ability of other companies to enforce their intellectual property rights; the pricing and availability of equipment, materials and inventories; the limited operating history of our video-on-demand segment; the concentration of our customers; failure to effectively manage growth; delays in testing and introductions of new products; rapid technology changes; demand shifts from high-priced, proprietary real-time systems to low-priced, open server systems; system errors or failures; reliance on a limited number of suppliers; uncertainties associated with international business activities, including foreign regulations, trade controls, taxes, and currency fluctuations; the highly competitive environment in which we operate and predatory pricing pressures; failure to effectively service the installed base; the entry of new well-capitalized competitors into our markets; the success of new products in both the VOD and ISD divisions; the success of our new initiative in our CFSI subsidiary to penetrate opportunities with the U.S. government; the availability of Linux software in light of issues raised by SCO group; capital spending patterns by a limited customer base; and contract obligations that could impact revenue recognition.

Other important risk factors are discussed in our Form 10-K filed with the Securities and Exchange Commission on September 18, 2003 and may be discussed in subsequent filings with the SEC. The risk factors discussed in such Form 10-K under the heading "Risk Factors" are specifically incorporated by reference in this press release. Our forward-looking statements are based on current expectations and speak only as of the date of such statements. We undertake no obligation to publicly update or revise any forward-looking statement, whether as a result of future events, new information, or otherwise.

                                      # # #

Note to Editors: For additional company or product information from Concurrent Computer Corporation, please contact Concurrent Computer Corporation, 4375 River Green Parkway, Suite 100, Duluth, GA 30096. Call toll free in the U.S. and
Canada at (877) 978-7363, fax (678) 258-4199. Readers can also access information through the company's Web site at www.ccur.com.

Concurrent Computer Corporation and its logo are registered and unregistered trademarks of Concurrent Computer Corporation. All other product names are trademarks or registered trademarks of their respective owners.


For More Information Contact:
-----------------------------

Concurrent - Walt Ungerer - Director Investor Relations - (678) 258-4103 or walt.ungerer@ccur.com
   ---------------------

                              CONCURRENT COMPUTER CORPORATION
                            CONDENSED CONSOLIDATED BALANCE SHEETS
                                       (IN THOUSANDS)

                                                 DECEMBER 31,    SEPTEMBER 30,    JUNE 30,
                                                     2003            2003           2003
                                                 (UNAUDITED)     (UNAUDITED)
                                                --------------  ---------------  ----------
  ASSETS
   Cash and cash equivalents                    $      27,496   $       25,181   $  30,697
   Trade accounts receivable, net                      19,991           13,335      10,371
   Inventories                                          8,055            6,483       7,174
   Prepaid expenses and other current assets            2,485            2,595       1,877
                                                --------------  ---------------  ----------
      Total current assets                             58,027           47,594      50,119


   Property, plant and equipment, net                  11,472           11,806      11,862
   Purchased developed computer software, net           1,108            1,156       1,203
   Goodwill                                            10,744           10,744      10,744
   Investment in minority owned company                   553              553         553
   Other long-term assets, net                          3,455            3,213       3,358
                                                --------------  ---------------  ----------

 Total assets                                   $      85,359   $       75,066   $  77,839
                                                ==============  ===============  ==========


   LIABILITIES
   Accounts payable and accrued expenses        $      13,846   $       11,147   $  14,644
   Deferred revenue                                     9,445            5,556       5,433
                                                --------------  ---------------  ----------
      Total current liabilities                        23,291           16,703      20,077

   Long-term deferred revenue                           2,642            2,562       2,212
   Other long-term liabilities                         13,091           12,240      12,092

   STOCKHOLDERS' EQUITY
   Common stock                                           627              623         623
   Additional paid-in capital                         175,311          173,717     174,396
   Unearned compensation                                 (457)            (491)       (576)
   Treasury stock                                         (58)             (58)        (58)
   Retained earnings (deficit)                       (121,104)        (122,317)   (122,929)
   Accumulated other comprehensive loss                (7,984)          (7,913)     (7,998)
                                                --------------  ---------------  ----------
      Total stockholders' equity                       46,335           43,561      43,458
                                                --------------  ---------------  ----------

   Total liabilities and stockholders' equity   $      85,359   $       75,066   $  77,839
                                                ==============  ===============  ==========

                                        CONCURRENT COMPUTER CORPORATION
                                CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
                                      (IN THOUSANDS EXCEPT PER SHARE DATA)



                                                 THREE MONTHS ENDED           SIX MONTHS ENDED
                                                     DECEMBER 31,               DECEMBER 31,
                                              --------------------------  -------------------------
                                                  2003          2002          2003        2002
                                              (Unaudited)    (Unaudited)   (Unaudited)  (Unaudited)
                                              ------------  ------------  ------------  -----------
Revenues:
  Product:
    Real-time systems                         $      5,597  $     5,879   $     9,991   $    9,971
    Video-on-demand systems                         11,568        8,879        20,715       21,328
                                              ------------  ------------  ------------  -----------
      Total product revenues                        17,165       14,758        30,706       31,299
  Service:
    Real-time systems                                4,018        4,485         8,164        9,163
    Video-on-demand systems                          1,443          891         2,658        1,813
                                              ------------  ------------  ------------  -----------
      Total service revenues                         5,461        5,376        10,822       10,976
                                              ------------  ------------  ------------  -----------
      Total revenues                                22,626       20,134        41,528       42,275

Cost of sales:
  Product:
    Real-time systems                                2,628        2,288         3,984        4,064
    Video-on-demand systems                          5,484        4,936         9,141       10,177
                                              ------------  ------------  ------------  -----------
      Total product cost of sales                    8,112        7,224        13,125       14,241
  Service:
    Real-time systems                                2,233        2,503         4,417        5,110
    Video-on-demand systems                            862          802         1,617        1,462
                                              ------------  ------------  ------------  -----------
      Total service cost of sales                    3,095        3,305         6,034        6,572
                                              ------------  ------------  ------------  -----------
      Total cost of sales                           11,207       10,529        19,159       20,813
                                              ------------  ------------  ------------  -----------

Gross margin                                        11,419        9,605        22,369       21,462

Operating expenses:
  Sales and marketing                                4,429        4,758         8,509        9,162
  Research and development                           4,705        4,577         9,373        9,024
  General and administrative                         2,175        2,267         4,344        4,595
                                              ------------  ------------  ------------  -----------
      Total operating expenses                      11,309       11,602        22,226       22,781
                                              ------------  ------------  ------------  -----------

Operating income (loss)                                110       (1,997)          143       (1,319)

Recovery (loss) of previously recognized
   impairment loss                                   1,698       (2,943)        2,758       (2,943)
Other income (expense)                                  58          149           (16)         298
                                              ------------  ------------  ------------  -----------
Income (loss) before income taxes                    1,866       (4,791)        2,885       (3,964)

Provision (benefit) for income taxes                   653         (126)        1,060           81
                                              ------------  ------------  ------------  -----------

Net income (loss)                             $      1,213  $    (4,665)  $     1,825   $   (4,045)
                                              ============  ============  ============  ===========


Basic net income (loss) per share             $       0.02  $     (0.08)  $      0.03   $    (0.07)
                                              ============  ============  ============  ===========

Diluted net income (loss) per share           $       0.02  $     (0.08)  $      0.03   $    (0.07)
                                              ============  ============  ============  ===========

Basic weighted average shares outstanding           62,308       61,863        62,197       61,862
                                              ============  ============  ============  ===========

Diluted weighted average shares outstanding         63,202       61,863        62,991       61,862
                                              ============  ============  ============  ===========

                             CONCURRENT COMPUTER CORPORATION
                                      SEGMENT DATA
                                     (IN THOUSANDS)


                             INTEGRATED SOLUTIONS DIVISION        VOD DIVISION
                               --------------------------  ------------------------
                                   THREE MONTHS ENDED         THREE MONTHS ENDED
                               --------------------------  ------------------------
                                 12/31/03      12/31/02      12/31/03     12/31/02
                                (Unaudited)   (Unaudited)   (Unaudited)  (Unaudited)
                               ------------  ------------  ------------  ----------

Revenues:
  Product                      $      5,597  $      5,879  $    11,568   $   8,879
  Service                             4,018         4,485        1,443         891
                               ------------  ------------  ------------  ----------
     Total                            9,615        10,364       13,011       9,770

Cost of sales:
  Product                             2,628         2,288        5,484       4,936
  Service                             2,233         2,503          862         802
                               ------------  ------------  ------------  ----------
     Total                            4,861         4,791        6,346       5,738
                               ------------  ------------  ------------  ----------

Gross margin                          4,754         5,573        6,665       4,032

Operating expenses
  Sales and marketing                 2,000         1,939        2,429       2,819
  Research and development            1,391         1,278        3,314       3,299
  General and administrative          1,053           988        1,122       1,279
                               ------------  ------------  ------------  ----------
    Total operating expenses          4,444         4,205        6,865       7,397
                               ------------  ------------  ------------  ----------

Operating income (loss)        $        310  $      1,368  $      (200)  $  (3,365)
                               ============  ============  ============  ==========

                             CONCURRENT COMPUTER CORPORATION
                                      SEGMENT DATA
                                     (IN THOUSANDS)


                              INTEGRATED SOLUTIONS DIVISION     VOD DIVISION
                               --------------------------  ------------------------
                                   SIX MONTHS ENDED           SIX MONTHS ENDED
                               --------------------------  ------------------------
                                 12/31/03      12/31/02      12/31/03     12/31/02
                                (Unaudited)  (Unaudited)   (Unaudited)   (Unaudited)
                               ------------  ------------  ------------  ----------

Revenues:
  Product                      $      9,991  $      9,971  $    20,715   $  21,328
  Service                             8,164         9,163        2,658       1,813
                               ------------  ------------  ------------  ----------
     Total                           18,155        19,134       23,373      23,141

Cost of sales:
  Product                             3,984         4,064        9,141      10,177
  Service                             4,417         5,110        1,617       1,462
                               ------------  ------------  ------------  ----------
     Total                            8,401         9,174       10,758      11,639
                               ------------  ------------  ------------  ----------

Gross margin                          9,754         9,960       12,615      11,502

Operating expenses
  Sales and marketing                 3,807         3,799        4,702       5,363
  Research and development            2,873         2,677        6,500       6,347
  General and administrative          2,147         1,992        2,197       2,603
                               ------------  ------------  ------------  ----------
    Total operating expenses          8,827         8,468       13,399      14,313
                               ------------  ------------  ------------  ----------

Operating income (loss)        $        927  $      1,492  $      (784)  $  (2,811)
                               ============  ============  ============  ==========


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